Exhibit 99.2

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Financial Statements

(unaudited)

Introduction

On November 4, 2016, Liberty Interactive Corporation (“Liberty”, “Liberty Interactive” or the “Company”) completed the split-off (the “Split-Off”) of Liberty Expedia Holdings, Inc. (‘‘Expedia Holdings’’). Expedia Holdings is comprised of, among other things, Liberty’s interest in Expedia, Inc. (“Expedia”) (15.8% equity interest and 52.4% voting interest as of June 30, 2016), Liberty’s wholly-owned subsidiary Bodybuilding.com, LLC (“Bodybuilding”), corporate level cash and cash equivalents of $50 million and $350 million in indebtedness.  The Split-Off was accomplished by the redemption of (i) 0.4 of each outstanding share of Liberty’s Series A Liberty Ventures common stock for 0.4 of a share of Expedia Holdings Series A common stock at 5:00 p.m., New York City time, on November 4, 2016 (such date and time, the “Redemption Date”) and (ii) 0.4 of each outstanding share of Liberty’s Series B Liberty Ventures common stock for 0.4 of a share of Expedia Holdings Series B common stock on the Redemption Date.

The following unaudited condensed pro forma consolidated financial statements have been prepared giving effect to the Split-Off as if it occurred as of June 30, 2016 for the condensed pro forma consolidated balance sheets and January 1, 2015 for the condensed pro forma consolidated statements of operation. The unaudited condensed pro forma consolidated financial statements do not purport to represent what Liberty’s financial position actually would have been had the Split-Off occurred on the dates indicated or to project Liberty’s operating results for any future period.

Liberty views Expedia and Bodybuilding as separate components and evaluated them separately for discontinued operations presentation. Based on a quantitative analysis, the split-off of Liberty’s interest in Expedia represents a strategic shift that has a major effect on Liberty’s operations, primarily due to prior year one-time gains on transactions recognized by Expedia. Accordingly, Liberty intends to present its interest in Expedia as a discontinued operation. The split-off of Bodybuilding does not have a major effect on Liberty’s historical results nor is it expected to have a major effect on Liberty’s future operations. The spilt-off of Bodybuilding does not represent a strategic shift in Liberty’s operations. Accordingly, Liberty does not intend to present Bodybuilding as a discontinued operation.

The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the publicly available information of Liberty, including the Form 10-K, as filed on February 26, 2016 with the Securities and Exchange Commission (the “SEC”).

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Balance Sheet

June 30, 2016

	Liberty Interactive historical (1)	Less: Liberty Expedia Holdings historical (2)	Liberty Interactive pro forma
	amounts in millions
Assets
Cash and cash equivalents	$510	2	508
Other current assets	2,204	52	2,152
Investments in available-for-sale securities and other cost investments	1,770	—	1,770
Investments in affiliates, accounted for using the equity method	1,525	888	637
Investment in Liberty Broadband measured at fair value	2,561	—	2,561
Property and equipment, net	1,230	27	1,203
Intangible assets not subject to amortization	9,524	77	9,447
Intangible assets subject to amortization, net	1,313	24	1,289
Other assets, at cost, net of accumulated amortization	56	4	52
Total assets	$20,693	1,074	19,619

Liabilities and Equity
Current liabilities	3,214	39	3,175
Long-term debt	6,440	24	6,416
Deferred income tax liabilities	3,757	289	3,468
Other liabilities	288	72	216
Total liabilities	13,699	424	13,275

Total stockholders’ equity	6,892	650	6,242
Noncontrolling interests in equity of subsidiaries	102	—	102
Total equity	6,994	650	6,344

Total liabilities and equity	$20,693	1,074	19,619

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Statement of Operations

Six Months ended June 30, 2016

	Liberty Interactive historical (1)	Less: Liberty Expedia Holdings historical (2)	Liberty Interactive pro forma
	amounts in millions
Total revenue, net	$5,073	228	4,845
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	3,247	171	3,076
Operating	347	16	331
Selling, general and administrative, including stock-based compensation	602	24	578
Depreciation and amortization	438	10	428
	4,634	221	4,413
Operating income	439	7	432
Other income (expense):
Interest expense	(185)	(1)	(184)
Share of earnings (losses) of affiliates, net	(21)	(22)	1
Realized and unrealized gains (losses) on financial instruments, net	336	—	336
Gains (losses) on dispositions, net	9	—	9
Other, net	126	(3)	129
	265	(26)	291
Earnings (loss) before income taxes	704	(19)	723
Income tax (expense) benefit	(246)	10	(256)
Net earnings (loss)	458	(9)	467
Less net earnings (loss) attributable to the noncontrolling interests	19	—	19
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$439	(9)	448

Net earnings (loss) attributable to Liberty Interactive Corporation shareholders:
QVC Group common stock	$217	—	217
Liberty Ventures common stock	222	(9)	231
	$439	(9)	448

Basic net earnings (losses) attributable to Liberty Interactive Corporation shareholders per common share:
Series A and Series B QVC Group common stock	$0.45		0.45
Series A and Series B Liberty Ventures common stock	$1.56		2.72
Diluted net earnings (losses) attributable to Liberty Interactive Corporation shareholders per common share:
Series A and Series B QVC Group common stock	$0.44		0.44
Series A and Series B Liberty Ventures common stock	$1.55		2.69

QVC Group common stock
Basic	482		482
Diluted	488		488

Liberty Ventures common stock
Basic	142		85
Diluted	143		86

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Statement of Operations

 Year ended December 31, 2015

	Liberty Interactive historical (1)	Less: Liberty Expedia Holdings historical (2)	Liberty Interactive pro forma
	amounts in millions
Total revenue, net	$9,989	464	9,525
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	6,393	351	6,042
Operating	699	32	667
Selling, general and administrative, including stock-based compensation	1,078	50	1,028
Depreciation and amortization	703	21	682
	8,873	454	8,419
Operating income	1,116	10	1,106
Other income (expense):
Interest expense	(360)	(1)	(359)
Share of earnings (losses) of affiliates, net	(60)	117	(177)
Realized and unrealized gains (losses) on financial instruments, net	114	—	114
Gains (losses) on dispositions, net	110	—	110
Gains (losses) on dilution of investments in affiliates	314	320	(6)
Other, net	19	(2)	21
	137	434	(297)
Earnings (loss) before income taxes	1,253	444	809
Income tax (expense) benefit	(342)	(163)	(179)
Net earnings (loss)	911	281	630
Less net earnings (loss) attributable to the noncontrolling interests	42	—	42
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$869	281	588

Net earnings (loss) attributable to Liberty Interactive Corporation shareholders:
QVC Group common stock	$640	—	640
Liberty Ventures common stock	229	281	(52)
	$869	281	588

Basic net earnings (losses) attributable to Liberty Interactive Corporation shareholders per common share:
Series A and Series B QVC Group common stock	$1.35		1.35
Series A and Series B Liberty Ventures common stock	$1.61		(0.61)
Diluted net earnings (losses) attributable to Liberty Interactive Corporation shareholders per common share:
Series A and Series B QVC Group common stock	$1.33		1.33
Series A and Series B Liberty Ventures common stock	$1.60		(0.61)

QVC Group common stock
Basic	475		475
Diluted	481		481

Liberty Ventures common stock
Basic	142		85
Diluted	143		86

Liberty Interactive Corporation

Notes to Condensed Pro Forma Consolidated Financial Statements

(unaudited)

(1)         Represents the historical financial position and results of operations of Liberty. Such amounts were derived from the historical consolidated financial statements of Liberty Interactive Corporation as filed on Form 10-K on February 26, 2016 and on Form 10-Q on August 5, 2016, respectively.

(2)         Represents the historical financial position and results of operations of Liberty. Such amounts were derived from the historical consolidated financial statements of Liberty Expedia Holdings, Inc. as filed on Form S-4 as amended on September 30, 2016.